CUSIP NO. 75886F 10 7               13G     PAGE 14 -------- of ------- 16 PAGES
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                                                                       Exhibit 3
                                                                       ---------

                                                                  March 26, 2001


                                POWER OF ATTORNEY
                                -----------------



     The undersigned, BERTARELLI & CIE, a societe en commandite par actions organized under the laws of Switzerland, by its representatives thereunto duly authorized, hereby constitutes and appoints Thomas J. Plotz, of Shaw Pittman, Washington, D.C., U.S.A., with full power of substitution, its true and lawful attorney-in-fact and agent, in any and all capacities, to sign any and all reports, documents and certificates to be delivered or filed with respect to the ownership, direct or indirect, of the undersigned of shares of the capital stock of Regeneron Pharmaceuticals, Inc., a New York corporation, including, but not limited to, the Schedule 13D or Schedule 13G, the Form 3, any Form 4, any Form 5 and any amendment to any of the foregoing, each to be filed with the United States Securities and Exchange Commission, and to file any such other reports, documents and certificates with respect thereto with any agencies and instrumentalities and other persons with which such other reports, documents or certificates are required to be filed or delivered; and the undersigned hereby grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as it might or could do in person, and hereby ratifies and confirms all that said attorney-in-fact and agent, or other substitutes, may lawfully do or cause to be done.

                                   BERTARELLI  &  CIE


                                   By:  /s/  Ernesto Bertarelli
                                      ---------------------------------
                                      Name:  Ernesto Bertarelli
                                      Title:  President and Managing
                                              Director


                                   By:  /s/ Georges Muller
                                      ---------------------------------
                                      Name: Georges Muller
                                      Title: Director and
                                             Vice President


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